UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2019

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0764349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 810-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BSVN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07	Submission of Matters to a Vote of Security Holders

Proposal I- Election of Class I Directors for Three-Year Terms:

At the annual shareholders’ meeting of Bank7 Corp. (the “Company”), held May 14, 2019, the shareholders of the Company re-elected three Class I Directors, each for a term expiring at the 2022 annual shareholders’ meeting or such later time as his successor is elected and qualified. The Directors elected and the shareholders’ vote in the election of each Director was as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Bobby J. Alexander	7,947,698	1,695,659	60	471,322
J. Michael Sanner	7,947,678	1,695,679	60	471,322
Thomas L. Travis	8,027,441	1,615,916	60	471,322

Proposal II- Ratification of BKD LLP as Independent Auditor for 2019:

At the annual meeting, the shareholders also ratified the appointment of BKD LLP as the Company’s independent registered public accounting firm for 2019. The shareholder vote was as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
BKD LLP	10,114,253	486	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Date: May 14, 2019	By:	/s/ Kelly J. Harris
Kelly J. Harris
Senior Vice President and Chief Financial Officer